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                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT



      THIS EMPLOYMENT AGREEMENT (the "Agreement), is made and entered into as of the 1st day of July 1995, by and between MICROTEL INTERNATIONAL, INC., a Delaware corporation (the "Employer) and JACQUES MOISSET (the "Employee").

                                   WITNESSETH:

      WHEREAS, the Employer desires to employ the Employee, and the Employee desires to be employed by the Employer, upon the terms and condition hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties do hereby agree as follows:

1.    EMPLOYMENT.

      The Employer shall employ the Employee as President of CXR S.A., a French subsidiary of the Employer for three (3) years (the "Employment Term"), commencing on the date of this Agreement, with an option to renew for three (3) additional years or the death of the Employee. The Employee accepts such employment, agrees to supervise the operations of the CXR S.A. and to perform such other reasonable services of a senior executive nature as shall from time to time be assigned to him by or pursuant to the authorization of the Board of Directors of the Employer.

2.    POSITION AND DUTIES.

      (a) Employment Duties. During the Employment Period (as defined in Section
3) the Executive agrees to serve as President and General Manager of CXR S.A., except as may be modified by the written agreement of the parties hereto. In his capacity as President of CXR S.A., the Executive will be responsible for the day to day operations of CXR S.A., shall have supervision, control over and responsibility for, the general managements and operations of CXR S.A., and shall perform such managerial duties and responsibilities for CXR S.A. which are customarily assumed by executive officers of similar corporations, and shall report directly to the President of MicroTel International, Inc. The Executive will perform such other duties as may from time to time be assigned to him by the respective Board of Directors of the Employer, provided such duties are consistent with and do not interfere with the performance of the duties described herein and are of a type customarily performed by persons of similar titles with similar corporations. The Executive's duties shall not be altered except upon the agreement of the parties in writing. Throughout the
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Employment Period, and except for illness, vacation periods and leaves of absence granted by the Employer (if any), the Executive shall devote all his business time, attention, skill and efforts to the faithful performance of his duties hereunder, and shall accept such office or offices to which he may be elected by the Board of Directors of CXR or its subsidiaries. The parties agree and acknowledge that Executive's duties under this Agreement will be performed primarily in France.

3. COMPENSATION AND EXPENSE REIMBURSEMENT.

       (a)(i) The Employer shall pay to the Employee, and the Employee shall accept from the Employer, for the Employee's services during the Employment Term, compensation of Eight hundred eighty five thousand (885,000) French Francs per annum payable in equal monthly installments. In addition the Executive will receive expense reimbursement (which expenses shall be ordinary and reasonable in relation to the business of the Employer) payable in accordance with the Employer's customary payroll policy for payment of executive compensation adjusted by all previous expense reimbursements to the Employee as set forth in paragraph 3 (a)
              (ii) hereof.

       (ii) An accounting (the "Accounting") shall be made by the Employer at the end of each calendar quarter to determine the amount of expense reimbursement to the Employee in such calendar quarter. Based on such accounting, the compensation payable prospectively to the Employee to the date of the next following Accounting shall be adjusted accordingly so that each incremental payment prospectively for the period until the next following Accounting, shall be equal, based on the remaining unpaid amount for the current year.

       (iii) If the Employer has insufficient funds to make the payments contemplated by Section 3(a)(i) hereof (the "Shortfall"), Employee shall have the option to receive shares of common stock of the Employer, par value $.33 (the "Shares"), in an amount necessary to cover the Shortfall. For purposes of this Section 3(a)(iii), the Employee shall receive a number of Shares to cover the Shortfall based on a value per share determined by the Board of Directors of the Employer.

      (b) Subject to, and in addition to, the provisions of paragraph 2(a) in order to facilitate Employee's duties hereunder, Employer shall make available to Employee during the Employment Term a leased automobile, which leased automobile obligation shall not exceed 4,500 French Francs per month.

      (c) The Employee shall be entitled to participate on the same basis and subject to the same qualifications as other employees of the Employer in all Employee Benefit Plans (as that term is defined in Section 2(d)) in effect with respect to all salaried employees of the Employer.


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      (d) During the Employment Term, Employee shall be eligible to participate in all then-operative employee benefit plans of Employer or its affiliates which are applicable generally to the Employer executives of comparable rank to Employee ("Employee Benefit Plans"), including, but not limited to life insurance, if and to the extent that such Employee Benefit Plans are applicable to Employee pursuant to their respective terms and conditions. Nothing contained in this Agreement shall obligate the Employer to adopt or implement any Employee Benefit Plan, or prevent or limit the Employer from amending, terminating, changing the eligibility requirements of or otherwise modifying any Employee Benefit Plan at any time (whether during or after the Employment Term), and Employee's participation in or entitlement under any such Employee Benefit Plan shall at all times be subject in all respects to any such amendment, termination, change or modification.

      (e) The Employer shall be entitled to a total of four (4) weeks of paid vacation during each twelve (12) month period in the Employment Term, to be taken from time to time during the Employment Term as determined by the Employee. For any period of less than twelve (12) months, four (4) weeks of paid vacation shall be prorated.

3.    Stock Option.

      (a) Grant of Option. The Employer grants to the Employee the right, privilege, and option to purchase two hundred and forty (240,000) of its Common Stock at an exercise price of $.625.

      (b) Time of Exercise of Option. The option as to the 240,000 Shares of Common Stock may be exercised by the Employee for ten (10) years from the grant date and can be exercised ratably over five (5) years in equal increments beginning one (1) year after the grant.

      (c) Guarantee. At the end of the six (6) years period, the granted option of two hundred and forty (240,000) thousand shares of Common Stock will be guaranteed to have a market worth of $1,339,512. If for any reason the market value of the above optioned shares is less than $1,339,512 then the Employer will issue to the Employee an amount of shares equivalent to the difference in dollar amount between the market price and $1,339,512, provided however that the net equity value of CXR, S.A. is at least seven (7) million dollars at the end of said period. Equity value is computed as book value, calculated based on a fixed exchange rate of five (5) French Francs to the dollar, not including the following items:

            1. Good will;
            2. Capitalized Engineering and development costs; and
            3. All other intangible assets.

Equity value will also be adjusted by adding back the following items:

            1. Dividend issued and paid; and
            2. Corporate Management fees and charges in excess of the present
               $180,000 per year.


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      (d) Method of Exercise.

                  1. The option shall be exercised by written notice directed to the Employer at its principal place of business, accompanied by check in payment of the option price for the number of Shares of Common Stock specified and paid for. The option may be exercised to purchase all or an number of the Shares of Common Stock specified and paid for. In the event of a portion of the optioned shares of Common Stock is exercised and sold, the guaranteed market value shall be recalculated at the end of the six (6) years period, using the remaining number of optioned shares of Common Stock on a prorate basis;

                  2. Payment for the Shares of Common Stock may be made by any one of the following methods: (a) by cash or check, (b) upon execution of a note upon terms agreeable to Employee and Employer, and (c) delivery to the company of a like number of shares as the number exercised; and

                  3. The Company shall make immediate delivery of such Shares of Common Stock, provided that is any law or regulation requires the Company to take any action with respect to the Shares of Common Stock specified in such notice before the issuance thereof, then the date of delivery of such Shares of Common Stock shall be extended for the period necessary to take such action.

      (e) Reclassification, Consolidation, or Merger. In the event of the sale of CXR S.A. before the end of the six (6) years period, the total of two hundred and forty (240,000) thousand optioned shares of Common Stock will become immediately exercisable. Additionally, if the book value at the time of the sale is less than the projected seven (7) million dollars, the guaranteed market value of $1,339,512, will then be prorated by the ratio of the then present book value at the time of exercise to the projected seven (7) million dollars book value. If for any reason the market value of the above optioned Shares of Common Stock is less than the new guaranteed value at the time of the sale, then the Employer will issue to the Employee an amount of shares equivalent to the difference in dollar amount between the market price and this new guaranteed value.

4.    DISABILITY/DEATH OF THE EMPLOYEE.

      If the Employee shall become unable to perform his duties by reason of illness or incapacity for a continuous period of four (4) months or for more than six (6) months in the aggregate during the Employment Term, then the Employer may, at its option, terminate the Employment Agreement upon thirty (30) days written notice and the payment to the Employee of the compensation in accordance with Paragraph 2 hereof, that has accrued as of the effective date of such termination. If, during the Employment Term, the Employee shall die, the Employer shall pay to the Employee's legal representative, his compensation in accordance with Paragraph 2 hereof, that has accrued as of the date the Employee's death. In the event of the Employee's disability or death, the terms and conditions of the applicable Employee Benefit Plans, if any, shall govern the Employee's (or his estate's) entitlement to receive benefits thereunder.


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5.    RESTRICTIONS ON COMPETITION.

      The Employee acknowledges the Employer's vital interest in retaining its employees. During the Employment Term and for a period of one (1) year thereafter commencing with the date of any resignation by the Employee, the Employee shall refrain, unless the Employee first obtains the Employer's written consent:

      (a) From accepting employment within France with any person, firm, corporation, association or any other entity directly or indirectly in competition with the Employer or any affiliate or subsidiary thereof, or directly or indirectly entering into or in any manner taking part in or lending the Employee's name, counsel or assistance to any venture, enterprise, business or endeavor within the France, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose which would be competitive with any business in which the Employer, or any affiliate or subsidiary thereof, engages during the Employment Term; and

      (b) From soliciting or inducing, directly or indirectly, whether for the Employee's own account or for the account of any other persons or entity, the termination or resignation of any person who, at any time during the period that the Employee is employed by the Employer and/or during the period from one (1) year thereafter commencing with the date of any resignation by the Employee, is or was an employee of the Employer or any affiliate or subsidiary thereof with the relationship of the Employer or any affiliate or subsidiary thereof.

      The Employer shall also be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or equity, to obtain damages and reimbursement of its attorneys fees for any breach of this Agreement or to enjoin the violation by the Employee of any provision of this Paragraph 4 provided that the remedies, if any, referred to above shall not be deemed to be exclusive of any other remedies available to the Employer, if any, by judicial proceedings or otherwise, to enforce the performance or observation of the covenants and agreements contained in this Agreement.

6.    PROPRIETARY INFORMATION.

      All information documents, notes, memoranda and intellectual property of any kind received, compiled, produced or otherwise made available to Employee during or in connection with Employee's employment Employer relating in an way to the business of the Employer or of any of its affiliates (the "Confidential Materials") shall be the sole and exclusive property of the Employer and shall in perpetuity (both during and after Employee's employment by the Employer) be maintained in utmost confidence by Employee and held by Employee in trust for the benefit of the Employer. Employee shall not during the Employment Term or at any time thereafter directly or indirectly release or disclose to any other person any Confidential Materials, except with the prior written consent of the Employer or as required by law.


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7.    NON-DISCLOSURE AND NON-SOLICITATION.

      (a) During the Employment Term and thereafter (unless consented to in writing by the Employer), the Employee shall not, at any time, directly or indirectly, use or disclose to any persons or entities, except the Employer and its duly authorized personnel, the Employer's customer lists, records, statistics, or other information used by the Employer, its subsidiaries and affiliates in the course of your employment.

      (b) In addition, for a period of one (1) year commencing with the date any resignation by the Employee, for any reason whatsoever, agrees not to solicit, cause to be solicited, or assist in the solicitation of any person, firm, corporation, association or other entity which is a customer or account of the Employer on the date of termination of the Employee's employment for the purpose of providing any services to any person or entity that are directly competitive with the business and services of the Employer.

8.    NOTICES.

      All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered, personally or by mail, certified or registered, postage prepaid, return receipt requested, to the address indicated below or to such other address as may be designated by written notice given in the above manner:

                  If to Employer, to:
                  MicroTel International, Inc.
                  2040 Fortune Drive
                  San Jose, California
                  Attn:  Henry Mourad, President

                  With a copy to:
                  Daniel Dror
                  Chairman

                  If to Employee, to:
                  Jacques Moisset


9.    SEVERABILITY/MODIFICATION OF INVALID PROVISIONS

      If any provision of this Agreement shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered. If any tribunal or court of appropriate jurisdiction deems any provision hereof (other than for the payment of money) illegal, invalid or unenforceable, said tribunal or court may declare a


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modification hereof which most nearly approximates the intention of the parties hereto as reflected in the provision deemed illegal, invalid or unenforceable, and this Agreement shall be legal, valid and enforceable, and the parties hereto agree to be bound by and perform the same, as thus modified.

10.   ENTIRE AGREEMENT.

      No agreements, representations, written or oral, express or implied, with respect to the subject matter of this Agreement have been made by any of the parties which are not expressly set forth in this Agreement. This Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes any and all prior and contemporaneous agreements, written or oral, express or implied, of the parties or their representatives, and any such prior or contemporaneous agreements are hereby terminated and cancelled.

11.   WAIVER.

      The failure of one of the parties to insist on strict adherence to any term of this Agreement shall not be deemed a waiver of, or deprive that party of the right to insist in the future on strict adherence to, that term or any other term of the Agreement.

12.   BINDING EFFECT.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by either party hereto.

13.   GOVERNING LAW.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be performed wholly within said State, without giving effect to conflict of laws principles.

      IN WITNESS WHEREOF, the parties hereto have executed or have caused to be executed by its duly authorized officer, this Employment Agreement as of the date first above written.



MICROTEL INTERNATIONAL, INC.



By: /s/ HENRY MOURAD
   -------------------------
   HENRY MOURAD, President


By: /s/ JACQUES MOISSET
   -------------------------
   JACQUES MOISSET, Employee


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